UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2005

Falcon Financial Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	0-50509	57-6208172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Commerce Road Stamford, CT		06902
(Address of principal executive offices)		(Zip Code)

(203) 967-0000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

MERGER AGREEMENT

On January 19, 2005, Falcon Financial Investment Trust, a Maryland real estate investment trust (“Falcon”), entered into an Agreement and Plan of Merger with iStar Financial Inc., a Maryland corporation (“iStar”), and Flash Acquisition Company LLC, a Maryland limited liability company and wholly owned subsidiary of iStar (“iStar Subsidiary”).  The merger agreement provides that iStar Subsidiary will commence a tender offer for all of Falcon’s outstanding shares of beneficial interest at a price of $7.50 per share, net to the seller in cash, on or before January 31, 2005.  The obligation of iStar and iStar Subsidiary to complete the tender offer is subject to, among other customary conditions, that at least a majority of the shares be tendered pursuant to the tender offer.  Following the consummation of the tender offer and the satisfaction of other customary conditions, iStar Subsidiary will be merged with and into Falcon with Falcon surviving the merger as a wholly owned subsidiary of iStar, and all of Falcon’s remaining outstanding shares will be converted into the right to receive $7.50 per share in cash.   The board of directors of iStar and the board of trustees of Falcon have approved the merger agreement.

The merger agreement contains customary representations and warranties of Falcon, iStar and iStar Subsidiary.  The merger agreement contains customary termination provisions, including, without limitation, that the agreement may be terminated by either Falcon or iStar if the tender offer is not consummated by the close of business on April 30, 2005, other than due to the failure of the terminating party to fulfill its obligations under the merger agreement.  The merger agreement requires Falcon to pay a $4.5 million termination fee to iStar in certain circumstances.   A copy of the merger agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

On January 20, 2005,  Falcon issued a press release announcing the execution of the merger agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

SHARE OPTION AGREEMENT

On January 19, 2005, in connection with the merger agreement, Falcon, iStar, and iStar Subsidiary also entered into a Share Option Agreement, pursuant to which, subject to certain terms and conditions, Falcon has agreed to issue to iStar Subsidiary such number of shares at the tender offer price as is necessary for iStar Subsidiary to obtain at least ninety percent (90%) of the then issued and outstanding shares of Falcon.  The option will expire on the earlier of (i) the termination of the merger agreement, (ii) the effectiveness of the merger, or (iii) 5:00 p.m., New York City time on the 30th business day following the consummation of the tender offer.  A copy of the share option agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

WAREHOUSE LINE AMENDMENT

On January 19, 2005, in connection with the merger agreement, Falcon, iStar and The Bank of New York, as paying agent and custodian, amended the existing Revolving Warehouse Financing Agreement between Falcon and iStar, whereby iStar acts as lender to Falcon.  The amendment modifies the terms and provisions of the original Revolving Warehouse Financing Agreement to, among other things, increase the facility limit to $250,000,000, increase the maximum advance rate to 75% and to extend the termination date of the facility.  The amendment was entered into in order to provide Falcon with access to financing necessary for Falcon to originate loans during the period between signing of the merger agreement and closing of the merger.  The amendment will terminate in certain circumstances upon a termination of the merger agreement.  A copy of the amendment to the Revolving Warehouse Financing Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

EMPLOYMENT AGREEMENTS

On January 19, 2005, in connection with the merger agreement, Falcon entered into new employment agreements with Vernon B. Schwartz, Chief Executive Officer and Chairman of the Board, and David A. Karp, President and Chief Financial Officer.  The new employment agreements only become effective upon consummation of the tender offer and would replace the existing employment agreements with Messrs. Schwartz and Karp.  The executives will not receive any payments under the existing employment agreements, the new employment agreements or otherwise, as a result of the tender offer and the merger.  Pursuant to the new employment agreements, Messrs. Schwartz and Karp each agreed to a two-year term of employment beyond the effective time of the agreements with successive one-year renewal periods.  The new agreements continue the executives’ current base salaries but provide for a reduction in severance payments from their existing employment agreements.  The new agreements provide that if either executive is terminated without cause or resigns for good reason, Falcon will be obligated to make a lump sum payment to the executive equal to two times his current base salary (plus prorated annual bonus) if such termination or resignation occurs within the first year of the effectiveness of the agreement, and thereafter, a lump sum payment equal to his current base salary (plus prorated annual bonus).  Both executives also agreed not to compete with Falcon during their term of employment and for a period of 12 months thereafter and they also agreed not to solicit or hire any officer or manager level employee away from the employ of Falcon during their term of employment and for a period of 18 months thereafter.

On January 19, 2005, in connection with the merger agreement, two senior executives of Falcon, Mr. Joseph L. Kirk and Mr. Ralph L. Miller, were required to execute letter agreements (i) acknowledging that certain changes to their employment as a result of the tender offer and the merger, such as the assignment of additional duties to them or the alteration of their existing duties and the substitution of iStar’s benefits for benefits provided by Falcon, will not give rise to “good reason” to terminate their existing employment agreements with Falcon and (ii) making certain amendments to their employment agreements relating thereto.

Copies of the new employment agreements and the letter agreements are attached hereto as Exhibits 10.3 through 10.6 and are incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated January 19, 2005 by and among iStar Financial Inc., Flash Acquisition Company LLC, and Falcon Financial Investment Trust.

10.1	Share Option Agreement dated January 19, 2005 by and among iStar Financial Inc., Falcon Acquisition Company LLC, and Falcon Financial Investment Trust.

10.2

First Amendment to Revolving Warehouse Financing Agreement dated as of January 19, 2005 by and among Falcon Financial Investment Trust, as Customer, The Bank of New York, as Paying Agent and Custodian, and iStar Financial Inc., as Buyer.

10.3	Employment Agreement dated January 19, 2005 between Falcon Financial Investment Trust and Vernon B. Schwartz.

10.4	Employment Agreement dated January 19, 2005 between Falcon Financial Investment Trust and David A. Karp.

10.5	Letter Agreement, dated January 19, 2005, by and between Falcon Financial Investment Trust and Joseph L. Kirk.

10.6	Letter Agreement, dated January 19, 2005, by and between Falcon Financial Investment Trust and Ralph L. Miller.

99.1

Press Release of Falcon Financial Investment Trust dated January 20, 2005 (incorporated by reference to the press release filed under cover of Schedule 14D-9 by Falcon Financial Investment Trust on January 20, 2005).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

falcon financial investment trust

Date: January 24, 2005	By:	/s/ David A. Karp
David A. Karp
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated January 19, 2005 by and among iStar Financial Inc., Flash Acquisition Company LLC, and Falcon Financial Investment Trust.

10.1	Share Option Agreement dated January 19, 2005 by and among iStar Financial Inc., Falcon Acquisition Company LLC, and Falcon Financial Investment Trust.

10.2

First Amendment to Revolving Warehouse Financing Agreement dated as of January 19, 2005 by and among Falcon Financial Investment Trust, as Customer, The Bank of New York, as Paying Agent and Custodian, and iStar Financial Inc., as Buyer.

10.3	Employment Agreement dated January 19, 2005 between Falcon Financial Investment Trust and Vernon B. Schwartz.

10.4	Employment Agreement dated January 19, 2005 between Falcon Financial Investment Trust and David A. Karp.

10.5	Letter Agreement, dated January 19, 2005, by and between Falcon Financial Investment Trust and Joseph L. Kirk.

10.6	Letter Agreement, dated January 19, 2005, by and between Falcon Financial Investment Trust and Ralph L. Miller.

99.1

Press Release of Falcon Financial Investment Trust dated January 20, 2005 (incorporated by reference to the press release filed under cover of Schedule 14D-9 by Falcon Financial Investment Trust on January 20, 2005).